Exhibit 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2006
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, market conditions and land sales in our Master Planned Communities segment and our ability to manage our growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K, which further identifies the important risk factors which could cause actual results to differ materially from the forward-looking statements in supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
December 31, 2006
Table of Contents
All information included in this supplemental package is unaudited and is as of December 31, 2006, unless otherwise indicated.

Corporate Overview	1 - 3
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Calendar of Events	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2
Research Coverage	3

Fourth Quarter and Annual 2006 Earnings Announcement	4-15

Supplemental Financial Data*	16-34
Summary Retained FFO & Core FFO	16
Straight Line Rent, SFAS #141 & #142 & Tenant Allowances	17
Trailing Twelve Month EBITDA and Coverage Ratios	18
Comparable NOI Growth	19
Retail Recovery Summary	20
Master Planned Communities	21-22
Capital Information	23
Changes in Total Common & Equivalent Shares	24
Common Dividend History	25
Debt Maturity and Current Average Interest Rate Summary	26
Summary of Outstanding Debt	27-34

Supplemental Operational Data	35-38
Operating Statistics, Certain Financial Information & Top Tenants	35
Retail Portfolio GLA, Occupancy, Sales & Rent Data	36
Real Estate Net Operating Income by Geographic Area at Share	37
Lease Expiration Schedule and Lease Termination Income at Share	38

New Developments, Expansions & Re-developments	39-40
Projects over $10 million	39-40

* The supplemental financial information should be read in conjunction with the company’s fourth quarter and annual 2006 earnings announcement (included as pages 4-15 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial information.

Corporate Overview

Corporate Profile

General Growth Properties, Inc. (GGP) and its predecessor companies have been in the shopping center business for over fifty years. GGP is the second largest U.S.-based publicly traded Real Estate Investment Trust (REIT) based upon market capitalization. GGP currently has an ownership interest in or management responsibility for a portfolio of more than 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. GGP’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide.
Since going public in 1993, GGP has reported the highest per share Funds From Operations (FFO) growth in the regional mall sector at 14.5% on a compounded annualized basis. With a total market capitalization of approximately $39.7 billion, GGP has delivered strong FFO performance and dividend increases. Average occupancy at December 31, 2006 was 93.6% and sales per square foot were $453. The Bucksbaum family, which founded GGP, is still engaged in the operation of the company’s day-to-day business activities. Assuming conversion of the Operating Partnership units, the Bucksbaum family and senior management owns approximately 24% of the company.
Corporate Overview

The corporate mission of GGP is to create shareholder value and return by acquiring, developing, renovating, and managing primarily retail properties and by generating cash flow from land sales in master planned communities. The company provides investors an opportunity to participate in the ownership of high quality income producing real estate while, at the same time, maintaining liquidity. The company’s primary objective is to provide consistently increasing dividends and capital appreciation for its shareholders.
Stock Listing

Common Stock
NYSE: GGP
Calendar of Events

Quarter End — First Quarter 2007	March 31, 2007
Earnings Release — After the Market Close	April 30, 2007
Quarterly Conference Call — 8:00 am CST	May 1, 2007
Current Dividend

GGP declared its fourth dividend for 2006 in the amount of $0.45 per share, payable to common stockholders of record on January 17, 2007, with payment on January 31, 2007. The current dividend represents an increase of 10% over the dividend of $0.41 per share paid for the same period last year. The company reviews its dividend policy annually, usually prior to the fourth quarter dividend announcement, which is typically made in early October. The company has, as a result of this review, raised its dividend every year since going public in April of 1993 when the (split-adjusted) initial quarterly dividend was approximately $0.12 per share. These annual increases have allowed GGP to increase its dividend at a compound annual growth rate of 10% since going public. GGP dividend increases have averaged 16% over the last five years.

Investor Relations	Transfer Agent

Tim Goebel	Mellon Investor Services, LLC
Director, Investor Relations	Shareholder Relations
General Growth Properties	P.O. Box 3315
110 North Wacker Drive	South Hackensack, NJ 07606
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-5199	(201) 329-8660
Fax (312) 960-5475
timothy.goebel@generalgrowth.com

Debt Ratings

Standard & Poors — Corporate Rating	BBB -
Standard & Poors — Senior Debt Rating	BB +
Standard & Poors — TRCLP Bonds Rating	BB +
Moody’s — Senior Debt Rating	Ba2
Moody’s — TRCLP Bonds Rating	Ba1

Please visit the GGP web site for additional information:	www.ggp.com

Ownership Structure as of December 31, 2006

Total Market Capitalization - As Measured by Stock Price (dollars in thousands)			12/31/2006

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)			$24,152,829

Perpetual Preferred Units	Issuer’s Earliest Redemption Date

Perpetual Preferred Units at 8.25%	N/A	$5,000
Perpetual Preferred Units at 8.95%	4/23/2007	60,000

		65,000
Convertible Preferred Units
Convertible Preferred Units at 6.50%	N/A	26,637
Convertible Preferred Units at 7.00%	N/A	26,106
Convertible Preferred Units at 8.50%	N/A	64,724

		117,467

Other Preferred Stock		361

Total Preferred Securities			$182,828

Common Stock and Common Operating Partnership Units

Stock market value of 242.1 million shares (b) of common stock and 52.9 million shares of operating partnership common units (which are convertible into an equal number of shares of common stock) — outstanding at end of period			$15,405,616

Total Market Capitalization at end of period			$39,741,273

(a)	Excludes special improvement districts liability of $60.2 million, minority interest adjustment of $66.7 million and purchase accounting mark-to-market adjustments of $114.0 million.

(b)	Net of 0.3 million Treasury Shares.

Research Coverage

The following alphabetical list of research coverage by company and related contact information is included for informational purposes only. The company does not review any third party advice or investment or research report and therefore expressly does not adopt or endorse any such advice or report.

A.G. Edwards & Sons, Inc.	David L. AuBuchon	(314) 955-5452
	Mark Hoffmeister	(314) 955-5784

Banc of America Securities	Ross Nussbaum	(212) 847-5668
	Christy McElroy	(212) 847-5658

Bear, Stearns & Co., Inc.	Amy Young	(212) 272-3523
	Ross Smotrich	(212) 272-8046

Citigroup	Jonathan Litt	(212) 816-0231
	Ambika Goel	(212) 816-6981

Credit Suisse First Boston	Andrew Rosivach (Australia)	(61)2 8205 4362
	John Stewart	(212) 538-3183

Deutsche Bank	Louis Taylor	(212) 250-4912
	Christeen Kim	(212) 250-6771

Friedman Billings Ramsey	Paul Morgan	(703) 469-1255
	Ron She	(703) 312-9683

Goldman, Sachs & Co.	Dennis Maloney	(212) 902-1970
	Thomas Baldwin	(212) 902-4736

Green Street Advisors	Jim Sullivan	(949) 640-8780
	Ben Yang	(949) 640-8780

J.P. Morgan Securities Inc.	Michael Mueller	(212) 622-6689
	Joseph Dazio	(212) 622-6416

Lehman Brothers	David B. Harris	(212) 526-1790
	David Toti	(212) 526-2002

Merrill Lynch	Steve Sakwa	(212) 449-0335
	Craig Schmidt	(212) 449-1944

Morgan Stanley Dean Witter	Matt Ostrower	(212) 761-6284
	Mickey Chiang	(212) 761-6385

RBC Capital Markets	Richard C. Moore	(216) 378-7625

UBS	Scott Crowe	(212) 713-1419
	Jeff Spector	(212) 713-6144

Wachovia Capital Markets, LLC	Jeff Donnelly	(617) 603-4262
	Rob Laquaglia	(617) 603-4263

Fourth Quarter and Annual Earnings Announcement
February 12, 2007

News Release	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
(312) 960-5000
FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	John Bucksbaum
312/960-5005

Bernie Freibaum
312/960-5252
General Growth Properties, Inc. Announces Fourth Quarter and
Annual 2006 Results of Operations
Chicago, Illinois, February 12, 2007 — General Growth Properties, Inc. (NYSE: GGP) released today its fourth quarter and annual 2006 operating results. For the fourth quarter of 2006, Earnings per share – diluted (EPS) were $.29 and fully diluted Funds From Operations (FFO) per share were $1.02, an increase from EPS of $.28 ($.25 from continuing operations) and FFO per share of $.91, respectively, from the fourth quarter of 2005. For the full year, EPS were $.24 in 2006 as compared to $.32 in 2005. FFO per share for the full year was $3.06 in 2006, an increase from $3.05 of FFO per share in 2005.
“Our core real estate business closed out 2006 with record comparable net operating income growth and occupancy,” stated the Chief Executive Officer of General Growth, John Bucksbaum. “We are extremely well positioned to achieve continued growth in 2007 as well.”
FINANCIAL AND OPERATIONAL HIGHLIGHTS
▪	EPS in the fourth quarter of 2006 were $.29, a $.01 increase from the comparable period of 2005, primarily as a result of higher operating income in 2006 in both our operating segments as detailed below in our segment results. Such higher operating income was partially offset by a significantly higher provision for income taxes in 2006, the majority of which consists of estimates of deferred, rather than current, income taxes payable. For the full year 2006, income from continuing operations was approximately $3.8 million lower than the amount for the full year 2005.
▪	FFO per share increased to $1.02 in the fourth quarter of 2006 from $.91 in the fourth quarter of 2005. FFO for the quarter increased 13.3% to $301.3 million, from $265.9 million in the fourth quarter of 2005. In addition to the impact of increased operating income, which was partially offset by increased income taxes, as discussed above, our net property management fees and costs contributed approximately an additional $9.7 million of FFO in the fourth quarter of 2006 over the amount in the comparable quarter of 2005.
▪	Core FFO per share guidance

As indicated in previous public communications, FFO guidance per share for the full year 2007 and beyond will be solely for Core FFO per share, which is defined as FFO per share excluding 100% of the Real Estate Property Net Operating Income from the Master Planned Communities segment and 100% of the Company provision for income taxes. Operating results for our Master Planned Communities segment, and our income tax expense that is largely a function of such operations, are very difficult to estimate in advance. In addition, we believe that FFO is a less meaningful supplemental measure for the Master Planned Communities segment of our business because it does not facilitate an understanding of the operating performance of this business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. Actual EPS, FFO (including these excluded items), NOI and Core FFO will be provided each quarter. Full year per share guidance will also be provided on a quarterly basis; however, such guidance will only be given for Core FFO. Actual Core FFO per share in 2006 was approximately $2.96 per share. We currently expect 2007 Core FFO per share to be in the range of $3.17 to $3.23 per share, 7% to 9% above the calculated Core FFO per share amount described above for 2006.
The 2007 annual guidance reported above also excludes the tax impact of restructuring certain of our operating properties. We expect to complete these restructurings by the end of the first quarter and such restructurings are expected to reduce deferred taxes and income tax expense by approximately $300 million.
SEGMENT RESULTS
General Growth Properties, Inc. (the “Company”) presents its operations in two business segments, Retail and Other and Master Planned Communities. As reported in our earnings release for the third quarter 2006, we have made various minor adjustments to amounts reported in 2005 as we completed the integration of the former Rouse Company with our overall accounting systems. These adjustments were made to conform the 2005 results to the 2006 presentation. Such adjustments have had no effect on EPS previously reported for any period in 2005 but, as disclosed in the third quarter 2006 earnings release, have reduced FFO for the fourth quarter and the full year 2005 by approximately $1 million and $4 million, respectively, from the amounts originally reported for 2005.

Retail and Other Segment
▪	Real estate property net operating income (NOI) for the fourth quarter of 2006 increased to $641.1 million, 7.8% above the $594.5 million reported for the fourth quarter of 2005.
▪	Revenues from consolidated properties were $728.0 million for the fourth quarter of 2006, an increase of 2.9% compared to $707.7 million for the same period in 2005. Revenues from unconsolidated properties, at the Company’s ownership share, for the quarter increased 13.1% to $203.0 million, compared to $179.5 million in the fourth quarter of 2005.
▪	Comparable NOI from consolidated properties in the fourth quarter of 2006 increased by 6.6% compared to the same period last year.
Comparable NOI from unconsolidated properties at the Company’s ownership share for the quarter increased by approximately 11.7% compared to the fourth quarter of 2005.
▪	Total tenant sales and comparable tenant sales, both on a trailing 12 month basis at December 2006, increased 5.2% and 2.5%, respectively, compared to the same periods last year.
▪	Retail Center occupancy was 93.6% at December 31, 2006 as compared to 92.5% at December 31, 2005.
▪	Sales per square foot for fourth quarter 2006 (on a trailing 12 month basis) were $453 versus $437 in the fourth quarter of 2005.
Master Planned Communities Segment
▪	NOI for the fourth quarter of 2006 for the properties in the Master Planned Communities segment was $48.8 million for consolidated properties and $7.3 million for unconsolidated properties as compared to $27.1 million and $6.8 million, respectively, in 2005. For the full year 2006, NOI from consolidated properties was $106.7 million and NOI from unconsolidated properties was $23.3 million, as compared to $73.4 million and $22.3 million, respectively, for the full year 2005.
▪	Land sale revenues for the fourth quarter of 2006 were $205.2 million for consolidated properties and $25.2 million for unconsolidated properties, compared to $130.3 million and $24.9 million, respectively, for the fourth quarter of 2005. Consolidated land sale revenues were significantly impacted in the fourth quarter of 2006 by a single $123 million sale, which was contracted for in the spring of 2006. As a result of this sale, revenues were much higher in the fourth quarter of 2006, as opposed to somewhat more level sales and revenues in the four quarterly periods of 2005. Although land sale revenues for the full year 2006 exceeded the 2005 amounts, the sales pace has declined in recent months, a trend expected to continue into 2007.
CONFERENCE CALL/WEBCAST
General Growth Properties, Inc. will host a live Webcast of its conference call regarding this announcement on our website, www.ggp.com. This Webcast will take place on Tuesday, February 13, 2007, at 9:00 a.m. Eastern Time (8:00 a.m. CT, 6:00 a.m. PT). The Webcast can be accessed by selecting the conference call icon on the GGP home page.
The Company is the second largest U.S.-based publicly traded Real Estate Investment Trust (REIT) based upon market capitalization. The Company currently has ownership interest in, or management responsibility for, a portfolio of over 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide. The Company is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the Company website at http://www.ggp.com.
NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS (FFO)
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a REIT. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
In order to provide a better understanding of the relationship between FFO and GAAP net income, a reconciliation of FFO to GAAP net income has been provided. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income and is not necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.
REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
The Company believes that Real Estate Property Net Operating Income (NOI) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, minority interest in consolidated joint ventures, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.
Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.

PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of the elements of the Company’s overall operations.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including full year 2007 Core FFO per share guidance and expected sales trends in the Master Planned Communities segment. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of indebtedness and interest rates, market conditions, land sales in the Master Planned Communities segment, the cost and success of development and re-development projects and ability to successfully manage growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Funds From Operations (“FFO”) *
Company stockholders	$247,415	$217,355	$740,566	$726,491
Operating Partnership unitholders	53,838	48,581	161,795	165,205

Operating Partnership	$301,253	$265,936	$902,361	$891,696

Increase in FFO over comparable prior year period	13.3%	4.2%	1.2%	16.4%

FFO per share:
Company stockholders — basic	$1.02	$0.91	$3.07	$3.06
Operating Partnership — basic	1.02	0.91	3.07	3.06
Operating Partnership — diluted	1.02	0.91	3.06	3.05
Increase in diluted FFO per share over comparable prior year period	12.1%	1.1%	0.3%	10.1%

Dividends
Dividends paid per share	$0.45	$0.41	$1.68	$1.49
Payout ratio (% of diluted FFO paid out)	44.1%	45.1%	54.9%	48.9%

Portfolio Results *
Real estate property net operating income:
Retail and Other:
Consolidated	$511,991	$478,455	$1,840,915	$1,733,599
Unconsolidated	129,152	116,091	450,050	415,329
Master Planned Communities:
Consolidated	48,765	27,075	106,730	73,390
Unconsolidated	7,349	6,775	23,257	22,263

Real estate property net operating income	697,257	628,396	2,420,952	2,244,581
Net property management fees and costs	17,381	10,334	25,906	11,815
Headquarters/regional costs, general and administrative and depreciation on non-income producing assets	(36,719)	(31,321)	(123,047)	(94,579)
Net interest expense	(272,891)	(267,089)	(1,105,852)	(1,020,825)
Provision for income taxes	(46,864)	(22,332)	(98,984)	(51,289)
Equity in other FFO of Unconsolidated Properties	(54,294)	(48,494)	(205,529)	(175,361)
Preferred unit distributions	(4,126)	(4,443)	(17,264)	(24,117)
FFO from minority interest	1,509	885	6,179	1,471

FFO — Operating Partnership	$301,253	$265,936	$902,361	$891,696

Weighted average number of Company shares outstanding:
Basic	241,779	238,784	241,222	237,673
Diluted	242,739	239,736	242,054	238,469
Assuming full conversion of Operating Partnership units:
Basic	294,391	292,155	293,923	291,720
Diluted	295,351	293,107	294,755	292,516

*	Certain amounts within categories of real estate property net operating income and other items included in or excluded from FFO for periods in 2005 have been reclassified to conform to the current period presentation. Although such items did not affect EPS previously reported for any period in 2005, FFO for the quarter and year-to-date periods ended December 31, 2005 is approximately $1 million and $4.3 million, respectively, lower than originally reported in 2005.

	December 31,	December 31,
	2006	2005
Selected Balance Sheet Information
Cash and cash equivalents	$97,139	$102,791
Investment in real estate:
Net land, buildings and equipment	$19,564,992	$19,461,255
Developments in progress	673,900	369,520
Investment in and loans to/from
Unconsolidated Real Estate Affiliates	1,348,479	1,818,097
Investment land and land held for development and sale	1,655,838	1,651,063

Net investment in real estate	$23,243,209	$23,299,935

Total assets	$25,096,288	$25,307,019

Mortgage and other property debt payable	$20,521,967	$20,418,875
Minority interest — Preferred	182,828	205,944
Minority interest — Common	347,753	430,292
Stockholders’ equity	1,664,079	1,932,918

Total capitalization (at cost)	$22,716,627	$22,988,029

	Consolidated Properties			Unconsolidated Properties (a)
			Average		Average
	Outstanding		Interest	Outstanding	Interest
	Balance		Rate (d)	Balance	Rate (d)
Summarized Debt Information
Fixed rate (c)	$17,596,662		5.65%	$3,576,112	5.61%
Variable rate (c)	2,684,487		6.97	295,568	7.62

Totals	$20,281,149	(b)	5.82%	$3,871,680	5.76%

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes special improvement districts liability of $60.2 million, minority interest adjustment of $66.7 million and purchase accounting mark-to-market adjustments of $114.0 million.

(c)	Includes the effects of interest rate swaps.

(d)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Minimum rents	$458,872	$438,394	$1,753,508	$1,670,387
Tenant recoveries	197,364	201,775	773,034	754,836
Overage rents	38,372	33,132	75,945	69,628
Land sales	205,159	130,341	423,183	385,205
Management and other fees	35,668	24,817	115,798	91,022
Other	36,388	33,717	114,815	101,626

Total revenues	971,823	862,176	3,256,283	3,072,704

Expenses:
Real estate taxes	51,807	51,182	218,549	206,193
Repairs and maintenance	54,139	53,809	199,078	195,292
Marketing	14,151	20,267	48,626	63,522
Other property operating costs	90,928	104,306	373,020	390,051
Land sales operations	156,394	103,266	316,453	311,815
Provision for doubtful accounts	4,996	(298)	22,078	13,868
Property management and other costs	48,239	39,110	184,705	147,012
General and administrative	3,416	3,048	15,128	13,053
Depreciation and amortization	177,852	165,816	690,194	672,914

Total expenses	601,922	540,506	2,067,831	2,013,720

Operating income	369,901	321,670	1,188,452	1,058,984

Interest income	2,868	3,130	11,585	10,416
Interest expense	(275,759)	(270,219)	(1,117,437)	(1,031,241)

Income before income taxes and minority interest and equity in income of unconsolidated affiliates	97,010	54,581	82,600	38,159
Provision for income taxes	(46,864)	(22,332)	(98,984)	(51,289)
Minority interest	(21,718)	(20,015)	(37,761)	(43,989)
Equity in income of unconsolidated affiliates	42,628	47,733	114,241	120,986

Income from continuing operations	71,056	59,967	60,096	63,867
Discontinued operations, net of minority interests:
Income from operations	—	1,585	—	6,568
Gains (losses) on dispositions	(823)	5,118	(823)	5,118

Income (loss) from discontinued operations	(823)	6,703	(823)	11,686

Net income available to common stockholders	$70,233	$66,670	$59,273	$75,553

Basic Earnings Per Share:
Continuing operations	$0.29	$0.25	$0.25	$0.27
Discontinued operations	—	0.03	—	0.05

Total basic earnings per share	$0.29	$0.28	$0.25	$0.32

Diluted Earnings Per Share:
Continuing operations	$0.29	$0.25	$0.24	$0.27
Discontinued operations	—	0.03	—	0.05

Total diluted earnings per share	$0.29	$0.28	$0.24	$0.32

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended December 31, 2006
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$458,872	$116,194		$575,066
Tenant recoveries	197,364	47,805		245,169
Overage rents	38,372	9,792		48,164
Other, including minority interest	33,404	29,206		62,610

Total property revenues	728,012	202,997		931,009

Property operating expenses:
Real estate taxes	51,807	14,696		66,503
Repairs and maintenance	54,139	12,388		66,527
Marketing	14,151	3,981		18,132
Other property operating costs	90,928	43,245		134,173
Provision for doubtful accounts	4,996	(465)		4,531

Total property operating expenses	216,021	73,845		289,866

Retail and other net operating income	511,991	129,152		641,143

Master Planned Communities
Land sales	205,159	25,210		230,369
Land sales operations	(156,394)	(17,861)		(174,255)

Master Planned Communities net operating income	48,765	7,349		56,114

Real estate property net operating income	560,756	136,501		$697,257

Management and other fees	35,668	2,808
Property management and other costs	(18,287)	(192)
Headquarters/regional costs	(29,952)	(10,285	) (a)
General and administrative	(3,416)	(1,531)
Depreciation on non-income producing assets, including headquarters building	(3,351)	—
Interest income	2,868	4,349
Interest expense	(275,759)	(49,418)
Provision for income taxes	(46,864)	(25)
Preferred unit distributions	(4,126)	—
Other FFO from minority interest	1,509	—

FFO	219,046	82,207
Equity in FFO of Unconsolidated Properties	82,207	(82,207)

Operating Partnership FFO	$301,253	$—

	Three Months Ended December 31, 2005
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$438,394	$104,532		$542,926
Tenant recoveries	201,775	49,501		251,276
Overage rents	33,132	9,285		42,417
Other, including NOI from discontinued operations and minority interest	34,420	16,207		50,627

Total property revenues	707,721	179,525		887,246

Property operating expenses:
Real estate taxes	51,182	14,116		65,298
Repairs and maintenance	53,809	12,681		66,490
Marketing	20,267	4,565		24,832
Other property operating costs	104,306	30,746		135,052
Provision for doubtful accounts	(298)	1,326		1,028

Total property operating expenses	229,266	63,434		292,700

Retail and other net operating income	478,455	116,091		594,546

Master Planned Communities
Land sales	130,341	24,896		155,237
Land sales operations	(103,266)	(18,121)		(121,387)

Master Planned Communities net operating income	27,075	6,775		33,850

Real estate property net operating income	505,530	122,866		$628,396

Management and other fees	24,817	—
Property management and other costs	(14,483)	—
Headquarters/regional costs	(24,627)	(8,405	) (a)
General and administrative	(3,048)	(263)
Depreciation on non-income producing assets, including headquarters building	(3,646)	—
Interest income	3,130	3,352
Interest expense	(270,219)	(42,912)
Provision for income taxes	(22,332)	(266)
Preferred unit distributions	(4,443)	—
Other FFO from discontinued operations and minority interest	885	—
FFO	191,564	74,372
Equity in FFO of Unconsolidated Properties	74,372	(74,372)

Operating Partnership FFO	$265,936	$—

(a)	Includes property management and other fees to General Growth Management, Inc. (“GGMI”) and Rouse Property Management, Inc. (“RPMI”).On January 1, 2007, RPMI as merged into GGMI.

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Twelve Months Ended December 31, 2006
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$1,753,508	$428,337		$2,181,845
Tenant recoveries	773,034	187,782		960,816
Overage rents	75,945	15,966		91,911
Other, including minority interest	99,779	88,552		188,331

Total property revenues	2,702,266	720,637		3,422,903

Property operating expenses:
Real estate taxes	218,549	58,832		277,381
Repairs and maintenance	199,078	43,768		242,846
Marketing	48,626	13,184		61,810
Other property operating costs	373,020	154,010		527,030
Provision for doubtful accounts	22,078	793		22,871

Total property operating expenses	861,351	270,587		1,131,938

Retail and other net operating income	1,840,915	450,050		2,290,965

Master Planned Communities
Land sales	423,183	85,561		508,744
Land sales operations	(316,453)	(62,304)		(378,757)

Master Planned Communities net operating income	106,730	23,257		129,987

Real estate property net operating income	1,947,645	473,307		$2,420,952

Management and other fees	115,798	7,556
Property management and other costs	(89,892)	(1,088)
Headquarters/regional costs	(94,813)	(37,042	) (a)
General and administrative	(15,128)	(3,974)
Depreciation on non-income producing assets, including headquarters building	(13,106)	—
Interest income	11,585	15,039
Interest expense	(1,117,437)	(185,438)
Provision for income taxes	(98,984)	(582)
Preferred unit distributions	(17,264)	—
Other FFO from minority interest	6,179	—

FFO	634,583	267,778
Equity in FFO of Unconsolidated Properties	267,778	(267,778)

Operating Partnership FFO	$902,361	$—

	Twelve Months Ended December 31, 2005
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$1,670,387	$393,740		$2,064,127
Tenant recoveries	754,836	181,193		936,029
Overage rents	69,628	14,085		83,713
Other, including minority interest and discontinued operations	107,674	64,803		172,477

Total property revenues	2,602,525	653,821		3,256,346

Property operating expenses:
Real estate taxes	206,193	55,138		261,331
Repairs and maintenance	195,292	43,411		238,703
Marketing	63,522	14,705		78,227
Other property operating costs	390,051	120,381		510,432
Provision for doubtful accounts	13,868	4,857		18,725

Total property operating expenses	868,926	238,492		1,107,418

Retail and other net operating income	1,733,599	415,329		2,148,928

Master Planned Communities
Land sales	385,205	83,089		468,294
Land sales operations	(311,815)	(60,826)		(372,641)

Master Planned Communities net operating income	73,390	22,263		95,653

Real estate property net operating income	1,806,989	437,592		$2,244,581

Management and other fees	91,022	—
Property management and other costs	(79,207)	—
Headquarters/regional costs	(67,805)	(29,492	) (a)
General and administrative	(13,053)	(1,203)
Depreciation on non-income producing assets, including headquarters building	(13,721)	—
Interest income	10,416	7,233
Interest expense	(1,031,241)	(151,362)
Provision for income taxes	(51,289)	(537)
Preferred unit distributions	(24,117)	—
Other FFO from minority interest and discontinued operations	1,471	—

FFO	629,465	262,231
Equity in FFO of Unconsolidated Properties	262,231	(262,231)

Operating Partnership FFO	$891,696	$—

(a)	Includes property management and other fees to General Growth Management, Inc. “GGMI”) and Rouse Property Management, Inc. (“RPMI”). On January 1, 2007, RPMI was merged into GGMI.

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN REVENUES AND EXPENSES
REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	December 31, 2006		December 31, 2005
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$10,440	$2,367	$9,056	$2,136
Straight-line rent	(2,587)	(1,027)	(7,886)	(1,930)
Other property operating costs:
Non-cash ground rent expense	(2,132)	(193)	(1,362)	(136)
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(1,005)	—
Interest expense:
Mark-to-market adjustments on debt	7,367	1,025	10,155	862
Amortization of deferred finance costs	(3,475)	(421)	(2,632)	(218)
Debt extinguishment costs:
Write-off of mark-to-market adjustments	460	—	504	319
Write-off of deferred finance costs	—	(15)	(929)	(719)

Totals	$9,092	$1,736	$5,901	$314

	Twelve Months Ended		Twelve Months Ended
	December 31, 2006		December 31, 2005
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$39,661	$9,627	$34,692	$7,064
Straight-line rent	34,176	7,605	32,728	10,517
Other property operating costs:
Non-cash ground rent expense	(6,368)	(785)	(6,646)	(362)
Real estate taxes:
Real estate tax stabilization agreement	(3,810)	—	(4,037)	—
Interest expense:
Mark-to-market adjustments on debt	32,153	3,859	47,015	4,484
Amortization of deferred finance costs	(16,079)	(1,808)	(9,499)	(2,134)
Debt extinguishment costs:
Write-off of mark-to-market adjustments	3,945	—	504	319
Write-off of deferred finance costs	(6,150)	(456)	(5,348)	(2,428)

Totals	$77,528	$18,042	$89,409	$17,460

All amounts exclude discontinued operations.

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Reconciliation of Real Estate Property Net Operating
Income (“NOI”) to GAAP Operating Income
Real estate property net operating income:
Segment basis	$697,257	$628,396	$2,420,952	$2,244,581
Unconsolidated Properties	(136,501)	(122,866)	(473,307)	(437,592)

Consolidated Properties	560,756	505,530	1,947,645	1,806,989
Management and other fees	35,668	24,817	115,798	91,022
Property management and other costs	(18,287)	(14,483)	(89,892)	(79,207)
Headquarters/regional costs	(29,952)	(24,627)	(94,813)	(67,805)
General and administrative	(3,416)	(3,048)	(15,128)	(13,053)
Depreciation and amortization	(177,852)	(165,816)	(690,194)	(672,914)
Discontinued operations and minority interest in NOI of Consolidated Properties	2,984	(703)	15,036	(6,048)

Operating income	$369,901	$321,670	$1,188,452	$1,058,984

Reconciliation of Funds From Operations (“FFO”) to GAAP Net Income
FFO:
Company stockholders	$247,415	$217,355	$740,566	$726,491
Operating Partnership unitholders	53,838	48,581	161,795	165,205

Operating Partnership	301,253	265,936	902,361	891,696
Depreciation and amortization of capitalized real estate costs	(218,617)	(188,530)	(835,656)	(799,337)
FFO of discontinued operations and other	5,828	(542)	8,401	(10,712)
Minority interest to Operating Partnership unitholders	(17,408)	(16,897)	(15,010)	(17,780)

Income from continuing operations	71,056	59,967	60,096	63,867
Income from discontinued operations, net of minority interest	—	1,585	—	6,568
Gains (losses) on dispositions, net of minority interest	(823)	5,118	(823)	5,118

Net income	$70,233	$66,670	$59,273	$75,553

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Affiliates
Equity in Unconsolidated Properties:
NOI	$136,501	$122,866	$473,307	$437,592
Net property management fees and costs	2,616	—	6,468	—
Net interest expense	(45,069)	(39,560)	(170,399)	(144,129)
Headquarters, general and administrative and income taxes	(11,841)	(8,934)	(41,598)	(31,232)

FFO	82,207	74,372	267,778	262,231
Depreciation and amortization of capitalized real estate costs	(44,118)	(26,639)	(158,567)	(141,245)
Other, including gains on sale of investment properties	4,539	—	5,030	—

Equity in income of unconsolidated affiliates	$42,628	$47,733	$114,241	$120,986

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	294,391	292,155	293,923	291,720
Conversion of Operating Partnership units	(52,612)	(53,371)	(52,701)	(54,047)

Weighted average number of Company shares outstanding — GAAP EPS	241,779	238,784	241,222	237,673

Diluted:
Weighted average number of shares outstanding — FFO per share	295,351	293,107	294,755	292,516
Conversion of Operating Partnership units	(52,612)	(53,371)	(52,701)	(54,047)

Weighted average number of Company shares outstanding — GAAP EPS	242,739	239,736	242,054	238,469

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

	Three Months	Year to
	Ended	Date
	12/31/2006	12/31/2006
Cash From Recurring Operations
FFO — Operating Partnership	$301,253	$902,361
Plus (Less):
Excess non-FFO cash from Master Planned Communities	69,151	56,533
Deferred income taxes	39,460	75,513
Tenant allowances and capitalized leasing costs (a)	(55,368)	(163,515)

Above- and below-market tenant leases, net	(12,807)	(49,288)
Straight line rent adjustment (b)	3,614	(41,781)
Non-cash ground rent expense	2,325	7,153
Real estate tax stabilization agreement	981	3,810

Mark-to-market adjustments on debt	(8,392)	(36,012)
Amortization of deferred finance costs	3,896	17,887
Debt extinguishment costs:
Write-off of mark-to-market adjustments	(460)	(3,945)
Write-off of deferred finance costs	15	6,606

Cash From Recurring Operations — Operating Partnership	$343,668	$775,322

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$343,668	$775,322
Less common dividends/distributions paid	(132,219)	(492,778)

Retained Funds From Recurring Operations — Operating Partnership	$211,449	$282,544

	Three Months Ended		Year to Date
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
Core FFO
Operating Partnership FFO	$301,253	$265,936	$902,361	$891,696
Exclusions, at the Company’s share:
Master Planned Communities, Net Operating Income	(56,114)	(33,850)	(129,987)	(95,653)
Provision for income taxes	46,889	22,598	99,566	51,826

Core FFO	$292,028	$254,684	$871,940	$847,869

Weighted average shares assuming full conversion of
Operating Partnership units — Diluted	295,351	293,107	294,755	292,516

Core FFO — per share	$.99	$0.87	$2.96	$2.90

GENERAL GROWTH PROPERTIES, INC.
STRAIGHT LINE RENT, SFAS #141 & #142 & TENANT ALLOWANCES
(dollars in thousands)
Tenant Allowances/Improvements and
Capitalized Leasing Costs (a)
Straight Line Rent (b)
Non-Cash Rental Revenue Recognized Pursuant to
SFAS #141 and #142

Certain amounts have been reclassified to conform to the current period presentation.
(a) To reflect only recurring tenant allowances, new development and redevelopment costs have been excluded.
(b) Includes impact of changes in the recognition of straight-line rent attributable to tenants with leases of less than one year.

GENERAL GROWTH PROPERTIES, INC.
TRAILING TWELVE MONTH EBITDA AND COVERAGE RATIOS (a)
(dollars in thousands)

	Twelve Months Ended
	12/31/2006	9/30/2006	6/30/2006	3/31/2006
Pro Rata EBITDA
GAAP Net Income	$59,273	$55,709	$57,036	$85,501
Loss (Income) from Discontinued Operations, net of Minority Interest	823	(6,703)	(8,390)	(10,158)
Income Allocated to Minority Interest	37,761	36,058	35,473	42,549
Interest Expense	1,282,327	1,266,063	1,249,982	1,203,111
Income Taxes	99,566	75,274	78,800	79,573
Amortization of Deferred Finance Costs	17,887	16,842	14,148	12,090
Debt Extinguishment Costs	2,661	3,931	3,879	8,076
Interest Income	(26,624)	(25,887)	(22,065)	(22,042)
Depreciation	848,759	818,964	832,607	820,761

Pro Rata EBITDA (a)	$2,322,433	$2,240,251	$2,241,470	$2,219,461

Net Interest (a)
Amortization of Deferred Finance Costs	(17,887)	(16,842)	(14,148)	(12,090)
Debt Extinguishment Costs	(2,661)	(3,931)	(3,879)	(8,076)
Interest Expense	(1,282,327)	(1,266,063)	(1,249,982)	(1,203,111)
Interest Income	26,624	25,887	22,065	22,042

Net Interest	$(1,276,251)	$(1,260,949)	$(1,245,944)	$(1,201,235)

Interest Coverage Ratio	1.82	1.78	1.80	1.85

Fixed Charges (b)
Net Interest	$(1,276,251)	$(1,260,949)	$(1,245,944)	$(1,201,235)
Preferred Unit Distributions	(17,264)	(17,582)	(17,503)	(19,899)

Fixed Charges	$(1,293,515)	$(1,278,531)	$(1,263,447)	$(1,221,134)

Ratio of Fixed Charges to Pro Rata EBITDA	1.80	1.75	1.77	1.82

Fixed Charges & Common Dividend
Fixed Charges	$(1,293,515)	$(1,278,531)	$(1,263,447)	$(1,221,134)
Common Dividend/Distributions	(492,778)	(480,404)	(465,379)	(449,049)

Fixed Charges + Dividend	$(1,786,293)	$(1,758,935)	$(1,728,826)	$(1,670,183)

Ratio of Fixed Charges + Common Dividend to Pro Rata EBITDA	1.30	1.27	1.30	1.33

Certain amounts have been reclassified to conform to the current period presentation.
(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share.

(b)	Excludes principal amortization payments.

GENERAL GROWTH PROPERTIES, INC.
COMPARABLE NOI GROWTH
(dollars in thousands)
Comparable NOI Growth

	Three Months Ended		Year to Date
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
Total Retail and Other NOI	$641,143	$594,546	$2,290,965	$2,148,928
NOI from noncomparable properties	(17,913)	(17,055)	(105,002)	(92,375)
Corporate and other (a)	(3,609)	(1,553)	(11,267)	(11,267)

Comparable NOI (b)	$619,621	$575,938	$2,174,696	$2,045,286

Increase in Comparable NOI from prior period	7.6%		6.3%

Certain amounts have been reclassified to conform to the current period presentation.
(a)	Represents International and items that are included in the Total Retail and Other NOI line item that are not specifically related to operations.

(b)	Comparable properties are those properties that have been owned and operated for the entire time during the compared accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
RETAIL RECOVERY SUMMARY
(dollars in thousands)

	Year to Date	Three Months Ended				Year to Date
	12/31/2006	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005

Consolidated Properties

Tenant recoveries (a)	$761,363	$194,138	$196,376	$188,082	$182,767	$743,911
Recoverable operating expenses:
Real estate taxes	206,001	48,639	54,135	51,258	51,969	194,899
Repairs and maintenance	176,764	48,230	42,699	43,541	42,294	174,671
Marketing	48,875	14,142	10,863	11,683	12,187	63,744
Other property operating costs	320,488	80,246	85,977	77,005	77,260	306,033

Total recoverable operating expenses (b)	752,128	191,257	193,674	183,487	183,710	739,347

Recovery Ratio	101.2%	101.5%	101.4%	102.5%	99.5%	100.6%

Unconsolidated Properties

Tenant recoveries (a)	$186,032	$47,285	$47,041	$45,505	$46,201	$180,272
Recoverable operating expenses:
Real estate taxes	55,668	13,628	13,702	14,037	14,301	53,705
Repairs and maintenance	39,449	11,170	9,276	9,421	9,582	40,552
Marketing	13,188	3,934	2,810	2,975	3,469	14,705
Other property operating costs	71,113	18,602	18,786	16,622	17,103	68,861

Total recoverable operating expenses (b)	179,418	47,334	44,574	43,055	44,455	177,823
Recovery Ratio	103.7%	99.9%	105.5%	105.7%	103.9%	101.4%
Certain amounts have been reclassified to conform to the current period presentation.

(a)	Excludes office tenant recoveries.

(b)	Excludes office property expenses, as well as other nonrecoverable operating expenses such as ground rent, parking, storage and other non-direct property related expenses.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES
(dollars in thousands)

					Unconsolidated	Company
	Consolidated Properties				Property @ share	Portfolio
	Columbia			Total		Total MPC
	and Fairwood	Summerlin	Bridgeland	Consolidated	Woodlands	Segment
	Three Months Ended
December 31, 2006
Land Sales	$45,409	$156,109	$3,642	$205,160	$25,209	$230,369
Land Sales Operations (a)	41,784	110,412	4,199	156,395	17,860	174,255

Net Operating Income	$3,625	$45,697	$(557)	$48,765	$7,349	$56,114

December 31, 2005
Land Sales	$48,200	$82,142	$—	$130,342	$24,895	$155,237
Land Sales Operations (a)	37,998	64,904	365	103,267	18,120	121,387

Net Operating Income	$10,202	$17,238	$(365)	$27,075	$6,775	$33,850

Year to Date

December 31, 2006
Land Sales	$91,238	$317,198	$14,746	$423,182	$85,562	$508,744
Land Sales Operations (a)	78,393	225,639	12,420	316,452	62,305	378,757

Net Operating Income	$12,845	$91,559	$2,326	$106,730	$23,257	$129,987

December 31, 2005
Land Sales	$110,254	$274,951	$—	$385,205	$83,089	$468,294
Land Sales Operations (a)	90,464	220,478	873	311,815	60,826	372,641

Net Operating Income	$19,790	$54,473	$(873)	$73,390	$22,263	$95,653

VALUATION

Investment Land and Land Held for Development and Sale:
Net Book Value — Balance Sheet as of December 31, 2006 (b)						$1,655,838
Estimated Value of Assets as of December 31, 2005 (c)						3,886,035
NET CASH FLOW GENERATED

	Year to Date	Year to Date
	12/31/2006	12/31/2005
Net Operating Income	$129,987	$95,653
Cost of Land Sales	175,184	176,512
Woodlands Operations (d)	(23,257)	(22,263)
Woodlands Cash Distribution (d)	28,875	4,325
Cash Equivalent: Woodlands MUD’s (e)	—	13,000
Other Adjustments to Derive Cash Generated (f)	52,171	55,536

Total Cash Generated	362,960	322,763

Land Development Expenditures, Net of Related Financing	(176,440)	(169,824)

Estimated Net Cash Flow Generated by Master Planned Communities Segment (g)	$186,520	$152,939

(a)	Land Sales Operations expense for Summerlin includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

(b)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements excluding the Company’s share of the Woodlands Operations.

(c)	The estimated value reflects management’s valuation of the gross assets, including the Company’s share of the Woodlands, based upon a number of assumptions including historical sales rates and historical price appreciation. The estimated value is not based on any third party purchase offers and does not reflect any reduction for the final Summerlin distribution to be made in 2009 pursuant to the CSA.

(d)	Since the Woodlands partnership retains all funds, the Woodlands NOI is excluded from the Estimated Net Cash Flow Generated by Master Planned Communities Segment. A partnership cash distribution occurs at the end of each year, based on final cash earned by the partnership.

(e)	In lieu of cash, GGP received Municipal Utility District (“MUD”) receivables at the end of 2005. The present value of the MUD was $13 million.

(f)	Includes collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA, builder price participation and other miscellaneous items.

(g)	Estimated net cash flow generated is net of (i.e. excludes) the estimated semi-annual distributions to be paid pursuant to the CSA. It does not, however, include any provision for income taxes on the earnings of taxable REIT subsidiaries (“TRS’s”) in the Master Planned Communities Segment. Income taxes are based on the results of the Company as a whole, including taxable income/losses of these and other TRS’s.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES
(dollars in thousands)

	Lot Sales & Pricing (1)					Acreage (2)
						Total	Remaining
			YTD		YTD	Gross	Saleable
	4Q06	4Q05	12/06		12/05	Acres	Acres
Columbia
Residential — Acres Sold	3.8	12.0	12.6		28.6		80
— Average Price/Acre	$1,158	$1,281	$1,425		$1,194
Commercial — Acres Sold	34.9	26.3	51.7		50.3		337
— Average Price/Acre	$658	$483	$701		$438
Columbia Acreage						18,000	417
Fairwood

Residential — Acres Sold	17.6	22.3	33.9		58.3		148
— Average Price/Acre	$813	$687	$796		$656
Commercial — Acres Sold	—	—	3.5		—		15
— Average Price/Acre	$—	$—	$389		$—
Fairwood Acreage						1,100	163

Summerlin (3)
Residential — Acres Sold	136.2	78.2	251.2		269.7		5,527
— Average Price/Acre	$1,101	$812	$1,067		$860
Commercial — Acres Sold	—	10.0	22.5		10.0		888
— Average Price/Acre	$—	$511	$251	(4)	$511
Summerlin Acreage						22,500	6,415

Bridgeland
Residential — Acres Sold	13.3	—	64.3		—		5,308
— Average Price/Acre	$244	$—	$222		$—
Commercial — Acres Sold	—	—	—		—		1,211
— Average Price/Acre	$—	$—	$—		$—
Bridgeland Acreage						10,200	6,519

Woodlands (5)
Residential — Acres Sold	58.5	98.5	288.1		337.3		1,814
— Average Price/Acre	$391	$316	$374		$312
Commercial — Acres Sold	52.3	43.2	96.0		109.9		1,188
— Average Price/Acre	$414	$319	$397		$372
Woodlands Acreage						28,400	3,002

(1)	Average Price per Acre — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where we may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended. Reference is made to other disclosures in our filings on Forms 10-Q and 10-K, as well as page 21 of this supplemental financial information for a discussion of the valuation of this segment of our business.

(2)	Acreage:

Residential - This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features — such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condos.

Commercial - Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, and houses of worship, and other not-for-profit entities.

Gross Acres - Encompasses all of the land located within the borders of the Master Planned Community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas.

Remaining Saleable Acres - Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as amount of remaining saleable acres is likely to change over time as the Master Plan is refined.

(3)	Summerlin — Does not reflect impact of CSA — please refer to most recent Form 10-K for more information. Average price per acre includes assumption of Special Improvement District financing.

(4)	Summerlin Commercial YTD 2006 includes the effect of a single sale of a 19.1 acre parcel to a school at a price of $25,013 per acre.

(5)	Woodlands — Shown at 100% for context — GGP Share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	12/31/2006	12/31/2005	12/31/2004	12/31/2003
Capital Information

Closing common stock price per share	$52.23	$46.99	$36.16	$27.75
52 Week High (a)	$55.70	$48.27	$36.90	$27.89
52 Week Low (a)	$42.36	$31.38	$24.31	$16.09
Total Return — Trailing Twelve Months (share appreciation and dividend)	14.7%	34.1%	34.8%	66.0%

Common Shares and Common Units outstanding at end of period (b)	294,957,220	292,258,544	290,256,345	273,006,226

Portfolio Capitalization Data
Total Portfolio Debt (c)
Fixed	$21,172,774	$17,293,150	$13,807,734	$5,720,545
Variable	2,980,055	6,085,638	9,173,400	2,806,803
Total Preferred Securities	182,828	205,944	403,161	495,211
Stock market value of common stock and Operating Partnership units outstanding at end of period	15,405,616	13,733,229	10,495,669	7,575,923

Total Market Capitalization at end of period	$39,741,273	$37,317,961	$33,879,964	$16,598,482

Leverage Ratio (%)	60.8%	62.6%	67.8%	51.4%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Net of 0.3 million Treasury Shares.

(c)	Excludes special improvement districts liability, minority interest adjustment and purchase accounting mark-to-market adjustments.
Company Debt, Stockholders’ Equity and Preferred Equity at
December 31, 2006 (at Share)

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares
Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2005	53,061,895	239,865,045	(668,396)	292,258,544

Direct Stock Purchase and Dividend Reinvestment Plan	—	62,633	—	62,633

Employee Stock Purchase Plan	—	162,136	—	162,136

Conversion of Preferred Units to OP Units	636,869	—	—	636,869

Conversion of Preferred Units to OP Units and redemption to Common Shares	—	526,465	—	526,465

Redemption of OP Units into Common Shares	(808,173)	808,173	—	—

Issuance of Stock for Stock Option Exercises and Restricted Stock Grants, including Stock Option exercises satisfied from Treasury	—	845,469	563,185	1,408,654

Issuance of Stock, including from Treasury, pursuant to the Contingent Stock Agreement	—	87,495	1,727,524	1,815,019

Purchase of Common Shares to be held in Treasury Stock	—	—	(1,913,100)	(1,913,100)

Common Shares and OP Units Outstanding at December 31, 2006	52,890,591	242,357,416	(290,787)	294,957,220

Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options at December 31, 2006				1,005,250

Diluted Common Shares and OP Units Outstanding at December 31, 2006				295,962,470

Weighted Average Common Shares and OP Units Outstanding for the twelve months ended December 31, 2006 (Basic)				293,922,889

Weighted Average Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options				831,791

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the twelve months ended December 31, 2006				294,754,680

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY
Dividend Growth & Yield
Compound Annual Growth Rate of Dividend: 10.0%

(a) 1993 annualized
% of FFO Distributed (a)

(a) Based on FFO definitions that existed during the specified reporting period.

GENERAL GROWTH PROPERTIES, INC.
DEBT MATURITY AND CURRENT AVERAGE INTEREST RATE SUMMARY
AS OF DECEMBER 31, 2006
(dollars in thousands)

	Consolidated				Unconsolidated			Company
	Properties				Properties (b)			Portfolio
			Current			Current			Current
			Average			Average			Average
	Maturing		Interest		Maturing	Interest		Maturing	Interest
Year	Amount (a)		Rate (c)		Amount (a)	Rate (c)		Amount (a)	Rate (c)
2007	$1,034,045		5.13%		$173,749	6.66%		$1,207,794	5.35%
2008	1,861,670		5.53%		255,299	6.30%		2,116,969	5.63%
2009	3,124,854		5.51%		399,839	6.52%		3,524,693	5.62%
2010	3,788,330		5.15%		684,222	5.31%		4,472,552	5.18%
2011	6,812,950		6.38%		1,473,670	5.91%		8,286,620	6.30%
2012	1,112,004		5.85%		553,711	5.09%		1,665,715	5.60%
2013	1,752,092		6.10%		238,901	5.38%		1,990,993	6.01%
2014	67,799		4.97%		72,149	4.71%		139,948	4.84%
2015	198,743		5.21%		—	0.00%		198,743	5.21%
2016	203,385		6.45%		—	0.00%		203,385	6.45%
Subsequent	325,277		7.44%		20,140	7.24%		345,417	7.43%

Totals	$20,281,149	(d)	5.82%		$3,871,680	5.76%		$24,152,829	5.81%

Fixed Rate (e)	17,596,662		5.65%		3,576,112	5.61%		21,172,774	5.64%
Variable Rate (e)	2,684,487		6.97%		295,568	7.62%		2,980,055	7.04%

Totals	$20,281,149	(d)	5.82	%(f)	$3,871,680	5.76	%(f)	$24,152,829	5.81	%(f)

Average Years to Maturity
Fixed Rate Debt			4.22 years			4.78 years			4.32 years

Variable Rate Debt			7.79 years			2.59 years			7.28 years

All GGP Debt			4.70 years			4.61 years			4.68 years

(a)	Excludes principal amortization.

(b)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(c)	Reflects the current variable contract rate as of December 31, 2006 for all variable rate loans.

(d)	Reconciliation to GGP Consolidated GAAP debt.

Consolidated
Consolidated debt, from above	$20,281,149
Other liabilities — Special Improvement Districts	60,198
Minority interest ownership adjustment	66,668
Purchase accounting mark-to-market adjustments	113,952

GGP Consolidated GAAP debt	$20,521,967

(e)	Includes the effects of interest rate swaps.

(f)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.
Company Portfolio Maturity Schedule by Year
(dollars in thousands)
Average Years to Maturity: 4.68 Years

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)
Debt at December 31, 2006
Company Debt at December 31, 2006 (at share)
Portfolio Interest Rate History

(a) Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
FOURTH QUARTER 2006 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
September 30, 2006 Debt (a)	$20,816,594	$3,229,623	$24,046,217

New Funding:
Property Related	112,000	6,384	118,384

Refinancings:
Property Related	199,763	(47,589)	152,174

Interest rate SWAP activity	100,000	(100,000)	—

Revolver Borrowings	—	(110,400)	(110,400)
Other Property Related	(55,583)	2,037	(53,546)

Net Change	356,180	(249,568)	106,612

December 31, 2006 Debt (a)	$21,172,774	$2,980,055	$24,152,829

(a)	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes special improvement district liability, minority interest adjustment and purchase accounting mark-to-market adjustments.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF DECEMBER 31, 2006
(dollars in thousands)
FIXED RATE

Loan	Maturity Date	Rate (a)	Total Debt
			Balance
CMBS
13 Affiliates (b)	11/15/07	5.55%	$868,765

Secured Asset Loans
Columbia Development *	04/01/07	7.33%	43,454
Columbia Mall *	04/01/07	7.95%	8,827
Mondawmin *	04/01/07	7.95%	16,460
White Marsh *	12/01/07	7.91%	69,537
Columbia Mall *	01/01/08	7.38%	154,951
Fashion Show	01/01/08	3.88%	366,269
Harborplace *	01/01/08	8.16%	27,673
Mall St Vincent	01/01/08	7.21%	17,252
1450 Center Crossing *	02/01/08	9.00%	4,691
1451 Center Cross and Riverspark I ABC *	02/01/08	9.00%	7,501
1551 Hillshire Dr *	02/01/08	9.28%	6,235
1645 Village Center *	02/01/08	9.28%	3,607
Provo Mall *	02/01/08	4.52%	35,524
Riverlands *	02/01/08	9.28%	2,237
Riverspark II *	02/01/08	9.28%	2,579
Spokane Valley Mall	02/01/08	4.57%	29,376
The Pines *	02/01/08	9.28%	8,189
Triangle I-IV *	02/01/08	9.00%	1,525
JP Realty/ PDC	02/09/08	6.42%	100,000
Oakwood Center	02/09/08	6.60%	95,000
Two, Three and Four Owings Mills *	04/01/08	7.74%	21,842
Phoenix Theatre *	04/01/08	8.39%	1,862
Animas Valley	07/11/08	3.69%	25,530
Grand Teton	07/11/08	3.69%	27,354
Mayfair	07/11/08	3.17%	185,783
Salem Center	07/11/08	3.69%	26,442
Pioneer Place *	08/01/08	6.77%	169,000
Foothills *	09/01/08	6.63%	43,325
Northtown Mall	09/01/08	6.77%	75,650
Spring Hill *	10/01/08	6.61%	81,444
Pierre Bossier *	10/11/08	6.54%	37,130
Tucson Mall	10/11/08	4.35%	123,014
Bayside	11/01/08	6.00%	55,526
Southwest Plaza *	11/01/08	6.54%	76,159
Birchwood *	11/11/08	6.72%	39,982
Mall of the Bluffs *	11/11/08	6.72%	39,982
Oakwood *	11/11/08	7.97%	53,309
Chico Mall	02/11/09	4.88%	59,300
Jordan Creek	03/01/09	4.66%	193,733
Southland	03/01/09	3.70%	85,478
Prince Kuhio	04/01/09	3.56%	39,827
JP Comm Sr. Austin Bluffs	04/09/09	4.67%	2,451
JP Comm Sr. Division Crossing	04/09/09	4.49%	5,648
JP Comm Sr. Fort Union	04/09/09	4.59%	2,948
JP Comm Sr. Halsey Crossing	04/09/09	4.57%	2,764
JP Comm Sr. Orem Plaza Center St	04/09/09	4.60%	2,635
JP Comm Sr. Orem Plaza State St	04/09/09	4.72%	1,631
JP Comm Sr. Riverpointe Plaza	04/09/09	4.55%	4,082
JP Comm Sr. Riverside Plaza	04/09/09	4.52%	5,841
JP Comm Sr. Woodlands Village	04/09/09	4.50%	7,463
Town East	04/11/09	3.56%	110,957
Grand Canal Shoppes	05/01/09	4.86%	410,778
Coastland *	06/01/09	6.72%	100,925
The Crossroads (MI)	06/01/09	7.53%	41,397
Woodbridge Corporation	06/01/09	4.35%	217,513
Apache *	08/01/09	7.05%	51,647
Village of Cross Keys *	08/01/09	7.04%	11,712
Cumberland *	08/10/09	7.14%	161,806

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	The “13 Affiliates” CMBS pool is comprised of Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Plaza, Fox River Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall and Westroads Mall.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF DECEMBER 31, 2006
(dollars in thousands)
FIXED RATE

Loan	Maturity Date	Rate (a)	Total Debt
			Balance
Secured Asset Loans Cont.
Oakview *	10/01/09	7.17%	$118,248
Baybrook *	11/01/09	6.66%	153,420
Coral Ridge *	11/01/09	6.15%	102,705
Governor’s Square *	12/01/09	7.66%	61,392
Lakeside Mall	12/01/09	4.37%	188,554
Mall St Matthews	01/01/10	4.90%	150,549
North Star	01/01/10	4.53%	242,932
Ward Centre & Ward Entertainment	01/01/10	4.39%	60,938
Park Place	01/11/10	5.24%	183,530
Visalia	01/11/10	3.88%	44,801
Lansing *	01/15/10	9.35%	26,469
Pecanland	03/01/10	4.39%	61,811
Southland	03/05/10	5.16%	113,099
Providence Place	03/11/10	5.22%	370,808
Ridgedale	04/01/10	4.96%	185,368
West Valley	04/01/10	3.52%	60,982
Pioneer Place *	04/27/10	10.02%	1,217
Peachtree	06/01/10	5.20%	93,011
Coronado	06/06/10	5.18%	175,249
La Cantera	06/06/10	5.31%	132,856
Maine	06/11/10	4.92%	224,946
Burlington	07/01/10	5.50%	31,500
Glenbrook	07/01/10	5.01%	184,179
Regency Square	07/01/10	3.67%	99,061
St. Louis Galleria	07/05/10	4.94%	246,818
Lynnhaven	07/06/10	5.18%	246,035
Boise Towne Plaza	07/09/10	4.88%	11,431
JP Comm Jr. Gateway Crossing	07/09/10	4.80%	15,945
JP Comm Jr. Univ. Crossing	07/09/10	4.81%	11,904
Crossroads Center (MN)	08/01/10	4.87%	87,945
70 Columbia Corporate Center *	10/01/10	10.15%	20,063
Park City	10/01/10	5.29%	155,556
Staten Island *	10/01/10	6.52%	159,950
Fashion Place	10/05/10	5.41%	149,649
110 North Wacker	10/11/10	5.10%	47,211
Chapel Hills	10/11/10	5.15%	120,009
Gallery at Harborplace	12/01/10	8.00%	66,658
Rogue Valley	01/11/11	7.96%	27,191
Westlake Center	02/01/11	8.00%	67,184
Boise Towne Square	02/10/11	6.74%	73,571
10000 West Charleston *	03/01/11	7.88%	22,566
Beachwood Place	03/07/11	5.73%	247,973
Capital Mall	04/01/11	7.52%	21,000
Eden Prairie	04/01/11	4.79%	83,388
Gateway	04/01/11	7.48%	41,156
Greenwood	04/01/11	7.47%	46,206
Mall of Louisiana	04/01/11	5.92%	238,000
Northridge Fashion *	07/01/11	7.24%	131,160
RiverTown *	07/01/11	7.57%	122,302
Willowbrook Mall *	07/01/11	6.92%	164,492
Collin Creek Mall	07/10/11	6.87%	69,513
Ala Moana	09/01/11	5.67%	1,500,000
Bayshore *	09/01/11	7.25%	32,214
Eastridge (CA)	09/01/11	5.90%	170,000
Stonestown	09/01/11	5.89%	273,000
Victoria Ward	10/06/11	5.71%	157,000
Augusta Mall *	11/01/11	5.50%	175,000
One Owings Mills *	12/01/11	8.50%	5,909
Eastridge (WY )	12/05/11	5.19%	40,711
Pine Ridge	12/05/11	5.22%	27,448
Red Cliffs	12/05/11	5.25%	26,088

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF DECEMBER 31, 2006
(dollars in thousands)
FIXED RATE

Loan	Maturity Date	Rate (a)	Total Debt
			Balance
Secured Asset Loans Cont.
Three Rivers	12/05/11	5.23%	$22,347
Hulen Mall	12/07/11	5.14%	117,532
Streets at Southpoint	04/06/12	5.45%	249,358
Oviedo	05/05/12	5.24%	53,795
Sikes Senter	06/01/12	5.32%	63,672
Oglethorpe	07/01/12	4.99%	146,936
Valley Plaza	07/11/12	3.98%	100,359
Corporate Pointe *	09/11/12	6.83%	9,356
Grand Traverse	10/01/12	5.11%	88,526
Faneuil Hall	04/01/13	5.66%	97,201
The Meadows	05/01/13	5.57%	106,916
Oxmoor	06/01/13	6.95%	58,713
Senate Plaza	07/01/13	5.79%	12,425
The Boulevard	07/01/13	4.36%	113,031
1160/80 Town Center *	07/15/13	6.99%	9,901
Four Seasons	12/11/13	5.68%	106,162
Valley Hills	03/05/14	4.82%	59,374
Bayside Bond	07/01/14	6.00%	8,425
Paramus Park	10/01/15	4.97%	108,143
Eagle Ridge	10/11/15	5.53%	49,244
Knollwood	10/11/15	5.47%	41,357
Bellis Fair *	02/15/16	7.34%	65,569
Lakeview Square	03/01/16	5.92%	42,628
Country Hills	06/01/16	6.23%	13,923
Northgate	09/01/16	6.00%	46,365
Piedmont	09/05/16	6.10%	34,900
New Orleans Riverwalk *	01/01/17	9.95%	11,869
Baltimore Center Garage *	06/01/18	6.05%	18,953
10450 West Charleston *	01/01/19	6.84%	5,279
New Orleans Riverwalk	12/01/22	11.53%	41,000
Two Willow	12/01/22	10.08%	(39,800)
Providence Place Pilot *	07/01/28	7.76%	48,929
Provo Land Loan *	08/01/95	10.00%	2,250
Houston Land Notes *	2017-2033	6.50%	28,160

Corporate Debt
New Orleans Riverwalk *	01/24/07	11.45%	3
JP Realty Public Notes Series C *	03/11/07	7.29%	25,000
TRCLP Public Indenture *	03/13/07	8.78%	1,000
TRCLP Public Indenture *	03/22/07	8.44%	1,000
JP Realty Public Notes Series D *	03/11/08	7.29%	25,000
Mall St Matthews Corporation *	05/01/08	9.03%	270
Houston LP	05/05/08	4.82%	13,457
Princeton Land	07/01/08	3.04%	7,140
Princeton Land East *	07/01/08	3.00%	6,860
TRCLP Property Note *	11/30/08	6.94%	58,000
TRCLP Public Indenture *	03/15/09	3.63%	400,000
TRCLP Public Indenture *	04/30/09	8.00%	200,000
TRCLP Public Indenture *	09/15/12	7.20%	400,000
TRCLP Senior Notes *	05/01/13	6.87%	797,741
TRCLP Public Indenture *	11/26/13	5.38%	450,000

Swaps (b)
Credit Agreement Swaps	02/15/07	5.44%	625,000

Total Consolidated Fixed Rate Debt			$17,596,662

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Variable rate debt converted to fixed rate debt through use of interest rate swaps.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF DECEMBER 31, 2006
(dollars in thousands)
VARIABLE RATE

Loan	Maturity Date	Rate (a)(b)	Total Debt Balance
Secured Asset Loans
Columbia Mall Mezz *	06/01/09	7.09%	$185,000
Arizona Retail	03/01/10	7.38%	5,850
Westlake Land	11/02/21	11.41%	2,437

Unsecured Asset Loans
Credit Agreement Term Loan	02/24/11	6.94%	2,225,000
Credit Agreement Revolver	02/24/11	6.89%	60,000
Trust Preferred Shares	04/30/36	7.12%	206,200

Total Consolidated Variable Rate Debt			$2,684,487

Total Consolidated Debt & Swaps		5.82%	$20,281,149

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Reflects the variable contract rate as of December 31, 2006.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF DECEMBER 31, 2006
(dollars in thousands)
FIXED RATE

				Company ProRata
Loan	Maturity Date	Rate (a)	Total Debt	Share
CMBS
13 Affiliates (b)	11/15/07	5.42%	$138,635	$70,704

Secured Asset Loans
Woodlands Community	06/01/07	5.66%	1,851	972
Park Meadows *	10/01/07	7.72%	133,214	46,625
Columbiana	05/11/08	4.26%	67,489	33,744
Quail Springs	06/01/08	6.98%	40,235	20,118
Neshaminy *	07/01/08	6.76%	60,000	15,000
Woodlands Community	07/25/08	4.81%	3,858	2,025
Altamonte *	09/01/08	6.55%	110,359	55,179
Chula Vista	10/01/08	4.24%	61,418	30,709
Towson Town Center	11/10/08	6.84%	132,727	46,454
Woodlands Community	02/28/09	3.80%	300	158
Deerbrook	03/01/09	3.58%	79,137	39,568
Perimeter Shopping Center *	05/01/09	6.77%	121,323	60,662
Mizner Park	07/01/09	5.15%	59,758	29,879
Steeplegate	08/01/09	5.08%	81,123	40,561
The Parks at Arlington *	09/01/09	7.04%	142,795	71,397
Carolina Place	01/11/10	4.70%	163,952	81,976
Alderwood	07/06/10	5.03%	296,873	148,436
Christiana Mall *	08/01/10	4.61%	117,284	58,642
Water Tower Place	09/01/10	5.04%	178,875	98,381
Woodlands Community	09/01/10	7.22%	14,400	7,560
Newgate	10/01/10	4.96%	42,826	21,413
Whalers	11/06/10	5.63%	108,441	66,542
Kenwood Towne Centre	12/01/10	5.58%	244,833	172,271
Newpark	02/01/11	7.58%	70,566	35,283
North Point	04/01/11	5.58%	222,910	111,455
Willowbrook *	04/01/11	6.99%	94,817	47,409
Vista Ridge *	04/11/11	6.89%	83,730	41,865
Silver City Galleria	06/10/11	4.94%	134,925	67,463
The Woodlands	06/11/11	6.02%	240,000	120,000
Austin Mall (Highland)	07/10/11	6.92%	66,744	33,372
Galleria at Tyler *	08/01/11	5.33%	250,000	125,000
Village of Merrick Park	08/06/11	5.94%	194,257	77,703
Northbrook Court *	09/01/11	7.17%	92,059	46,030
Montclair	09/11/11	5.88%	265,000	132,500
Tysons Galleria	09/11/11	5.84%	255,000	127,500
Arrowhead *	10/01/11	6.90%	79,725	13,286
First Colony *	10/01/11	5.67%	194,613	97,306
Riverchase	10/01/11	5.80%	305,000	152,500
Natick Mall	10/07/11	5.74%	350,000	175,000
Pinnacle Hills	12/08/11	5.76%	140,000	70,000
Buckland Hills	07/01/12	5.01%	171,448	85,724
Florence	09/10/12	5.04%	100,177	70,713
Glendale Galleria	10/01/12	5.01%	393,334	196,667
Oakbrook *	10/01/12	5.12%	224,666	113,479
Stonebriar	12/11/12	5.33%	174,255	87,128
Bridgewater Commons *	01/01/13	5.27%	141,065	49,373
Pembroke	04/11/13	5.06%	136,005	68,003
West Oaks	08/01/13	5.36%	72,696	36,348
Moreno Valley	09/11/13	6.07%	88,000	44,000
Lakeland	10/01/13	5.24%	57,254	28,627
Bay City	12/01/13	5.44%	25,102	12,551
Washington Park	04/01/14	5.56%	12,575	6,288
Brass Mill	04/11/14	4.63%	131,723	65,861
CenterPointe Village *	01/01/17	6.38%	14,088	7,044
Trails Village Center *	07/10/23	8.24%	17,056	8,528
Lake Meade Blvd & Buffalo *	07/15/23	7.29%	6,260	3,130

Total Unconsolidated Fixed Rate Debt				$3,576,112

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	The “13 Affiliates” CMBS pool is comprised of Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Plaza, Fox River Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall and Westroads Mall.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF DECEMBER 31, 2006
(dollars in thousands)
VARIABLE RATE

Loan	Maturity Date	Rate (a)(c)	Total Debt	Company ProRata Share
Secured Asset Loans
Brazil Aliansce	2007-2010	17.44%	$17,871	$9,002
Woodlands Community	01/24/07	8.36%	101	53
Clackamas *	09/09/07	6.65%	95,000	49,751
Woodlands Community *	11/01/07	8.25%	3,055	1,604
Woodlands Community *	01/01/08	8.47%	7,315	3,840
Woodlands Community	02/28/08	8.21%	60,000	31,500
Woodlands Community *	07/01/08	7.75%	818	429
Superstition Springs	09/09/08	6.55%	67,500	11,250
Woodlands Community	12/19/08	6.79%	9,538	5,007
Woodlands Community *	04/01/09	6.70%	1,540	809
Woodlands Community *	06/01/09	6.70%	3,001	1,576
Woodlands Credit Agreement	08/29/09	7.40%	291,539	153,058
Woodlands Marriott Hotel	03/11/10	7.35%	50,000	26,250
Woodlands Community	08/01/17	5.42%	2,740	1,439

Total Unconsolidated Variable Rate Debt				$295,568

Total Unconsolidated Debt		5.76%		$3,871,680

Total Debt & Swaps		5.81%		$24,152,829

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Variable rate debt converted to fixed rate debt through use of interest rate swaps.

(c)	Reflects the variable contract rate as of December 31, 2006.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF DECEMBER 31, 2006

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
	Properties	Properties	Portfolio (c)
OPERATING STATISTICS (b)

Occupancy	93.4%	94.2%	93.6%
Trailing 12 month total tenant sales per sq. ft. (d)	$443	$473	$453
% change in total sales (d)	5.6%	4.5%	5.2%
% change in comparable sales (d)	2.5%	2.6%	2.5%
Mall and freestanding GLA (in sq. ft.)	42,818,331	19,038,590	61,856,921

CERTAIN FINANCIAL INFORMATION

Average annualized in place rent per sq. ft.	$34.29	$37.30
Average rent per sq. ft. for new/renewal leases	$34.99	$39.76
Average rent per sq. ft. for leases expiring in 2006	$30.16	$33.59
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (e)	6.6%	11.7%

(a)	Excludes all International operations which combined represent less than 1% of segment basis real estate property net operating income.

(b)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(c)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(d)	Due to tenant sales reporting timelines, data presented is as of November.

(e)	Comparable properties are those properties that have been owned and operated for the entire time during the comparable accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

Percent of Minimum
Rents, Tenant
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)	Recoveries and Other

Tenant (including subsidiaries)
Limited Brands, Inc.	4.2%
Gap, Inc.	3.0
Foot Locker, Inc.	2.2
Abercrombie & Fitch Co.	1.9
Federated Department Stores, Inc.	1.6
Zale Corporation	1.2
American Eagle Outfitters, Inc.	1.1
The Children’s Place Retail Stores, Inc.	1.1
Luxottica Group S.P.A.	1.0
JCPenney Company, Inc.	1.0

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (EXCLUDES COMMUNITY CENTERS) (a)
GLA as of December 31, 2006

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	65,824,353	514,253	44,430,203	347,111	110,254,556
Unconsolidated	35,711,335	649,297	20,606,503	374,664	56,317,838

Company	101,535,688	554,840	65,036,706	355,392	166,572,394
% of Total	61.0%		39.0%		100%
Occupancy History

	Consolidated	Unconsolidated	Company
12/31/2006	93.4%	94.2%	93.6%
12/31/2005	92.1%	93.5%	92.5%
12/31/2004	92.1%	91.9%	92.1%
12/31/2003 (b)	91.2%	91.4%	91.3%
12/31/2002 (b)	90.5%	91.5%	91.0%
Trailing 12 Month Total Sales per Square Foot

	Consolidated	Unconsolidated	Company
12/31/2006	$443	$473	$453
12/31/2005	428	455	437
12/31/2004	402	427	410
12/31/2003 (b)	337	376	351
12/31/2002 (b)	329	379	355
Base Rental Rates

	New/Renewals	Expirations	Releasing
	During Period	During Period	Spread
Consolidated
12/31/2006	$34.99	$30.16	$4.83
12/31/2005	37.72	29.63	8.09
12/31/2004	33.53	25.69	7.84
12/31/2003 (b)	31.83	22.16	9.67
12/31/2002 (b)	34.11	27.35	6.76

Unconsolidated
12/31/2006	$39.76	$33.59	$6.17
12/31/2005	40.48	32.31	8.17
12/31/2004	36.45	32.35	4.10
12/31/2003 (b)	34.71	31.29	3.42
12/31/2002 (b)	37.80	32.03	5.77
Average in Place Base Minimum Rent

	Consolidated	Unconsolidated
12/31/2006	$34.29	$37.30
12/31/2005	33.29	36.25
12/31/2004	32.71	35.67
12/31/2003 (b)	28.37	32.63
Occupancy Cost as a % of Sales

	Consolidated	Unconsolidated	Company
12/31/2006	12.6%	12.4%	12.5%
12/31/2005	12.1%	11.7%	12.0%
12/31/2004	12.5%	13.0%	12.7%
12/31/2003 (b)	11.4%	12.4%	11.8%

(a)	Excludes all International operations which combined represent less than 1% of segment basis real estate property net operating income.

(b)	Data excludes the TRCLP portfolio, acquired November 12, 2004.

GENERAL GROWTH PROPERTIES, INC.
REAL ESTATE NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	December 31, 2006		December 31, 2005
	YTD	% of Total	YTD	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$839,177	36.5%	$754,721	35.2%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	285,259	12.5%	263,040	12.2%

South Central
Arkansas, Louisiana, Oklahoma, Texas	267,014	11.7%	233,121	10.8%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	618,489	27.0%	627,385	29.2%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	269,759	11.8%	259,394	12.1%

Corporate and Other (a)	11,267	0.5%	11,267	0.5%

TOTAL (b)	$2,290,965	100.0%	$2,148,928	100.0%

Real Estate NOI by Geographic Area at Share
for the Twelve Months Ended 12/31/06

(a)	Represents International and items that are included in the Total Retail and Other NOI line item that are not specifically related to operations.

(b)	Excludes Master Planned Communities.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF DECEMBER 31, 2006
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
		Square			Square
	Base Rent	Footage	Rent/Sq. Ft.	Base Rent	Footage	Rent/Sq. Ft.
2007	$89,989	3,028	$29.72	$22,184	682	$32.53
2008	106,906	3,324	32.16	24,570	685	35.87
2009	120,032	3,145	38.17	22,522	575	39.17
2010	128,597	3,440	37.38	27,316	631	43.29
2011	102,124	2,610	39.13	29,268	678	43.17
2012	108,073	2,593	41.68	27,073	588	46.04
2013	87,044	2,006	43.39	26,547	612	43.38
2014	87,285	2,127	41.04	24,494	566	43.28
2015	104,931	2,491	42.12	34,529	765	45.14
2016	102,661	2,295	44.73	35,852	746	48.06
Subsequent	46,205	1,219	37.90	18,672	505	36.97

Total at Share	$1,083,847	28,278	$38.33	$293,027	7,033	$41.66

All Expirations	$1,083,847	28,278	$38.33	$606,225	14,537	$41.70

Retail Lease Termination Income at Share

	Three Months Ended		Year to Date
	December 31,		December 31,
	2006	2005	2006	2005
Consolidated	$2,450	$3,459	$23,045	$14,534
Unconsolidated	1,312	694	8,145	3,085

Total Termination Income at Share	$3,762	$4,153	$31,190	$17,619

(a)	Excludes leases on Mall Stores of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Includes retail properties except for community centers and International operations.

(c)	Expirations at share reflect the Company’s direct or indirect ownership interest in a joint venture.

New Developments, Expansions & Re-developments

GENERAL GROWTH PROPERTIES, INC.
DEVELOPMENTS & EXPANSIONS
Approved Redevelopment/Expansion Projects (over $10 million)

			Forecasted
			Cost ($millions	Projected
Property	Description	Ownership %	at share)	Opening
Ala Moana Honolulu, HI	Nordstrom at Kapiolani and residential condominiums	100%	$103.9	Q2 2008

Beachwood Mall Beachwood, OH	Relocate food court to second level and provide retail in existing food court	100%	23.9	Q2 2007

Boise Towne Square Boise, ID	Main entrance renovation and streetscape expansion, Borders, retail tenants and a restaurant	100%	13.7	Q2 2007

Carolina Place Pineville, NC	Lifestyle addition including an REI, Barnes & Noble and two restaurant outparcels; renovation of food court and restrooms; refurbishing of mall interior	50%	14.8	Q2 2007

Clackamas Town Center Portland, OR	Lifestyle addition including interior renovation, parking structure and theater	50%	58.5	Q1 2008

Coastland Center Naples, FL	Streetscape and interior renovation	100%	44.5	Q2 2007

Galleria at Tyler Riverside, CA	Addition of retail, restaurants, theater and parking structure	50%	35.1	Q4 2007

Park City Center Lancaster, PA	Interior renovation, including center court facades, addition of new facades at four major entrances, new flooring, lighting and graphics	100%	13.1	Q3 2007

	Lifestyle addition	100%	12.8	Q4 2007

Park Meadows Littleton, CO	Demolish Lord & Taylor building and develop new lifestyle village with four new restaurants	35%	29.5	Q2 2008

Red Cliffs Mall St. George, UT	Sell Wal-Mart building to Dillard’s and construct a bookstore and outparcel buildings for a lifestyle center	100%	10.5	Q2 2008

Ridgedale Center Minnetonka, MN	Interior mall renovation	100%	11.8	Q4 2007

River Falls Mall Clarksville, IN	Purchase Wal-Mart and Dillard’s buildings, and add Bass Pro Shop, five big boxes and a theater	100%	76.8	Q2 2007

River Hills Mall Mankato, MN	Relocate Scheel’s All Sports and add Barnes & Noble	100%	16.7	Q1 2007

Southwest Plaza Littleton, CO	Redevelop Dillard’s building creating two big box spaces for Steve and Barry’s and Dick’s Sporting Goods	100%	16.5	Q4 2007

Towson Town Center Towson, MD	Remerchandising and build-out of second floor	35%	21.3	Q3 2008

Victoria Ward Centers Honolulu, HI	Addition of Whole Foods and other retail space as well as a parking structure	100%	131.8	Q4 2008

GENERAL GROWTH PROPERTIES, INC.
DEVELOPMENTS & EXPANSIONS
New Projects Under Construction

		Forecasted
		Cost ($millions at	Projected
Property	Description	share)	Opening
Bangu Rio de Janeiro, Brazil	530 thousand sf regional shopping center with anchors, mall shop and restaurants	$12.6	Q4 2007

Espark Eskisehir, Turkey	430 thousand sf vertical four-story shopping center with more than 150 shops and restaurants, a multiplex cinema and anchors	26.3	Q4 2007

Gateway Overlook Columbia, MD	New development which includes shops, big box, and restaurants	59.7	Q2 2007

Natick West Natick, MA	Expansion of existing Natick Mall to include two new anchors and 328 thousand sf of mall shop	214.7	Q3 2007

	Nouvelle at Natick — luxury condominiums	167.7	Q1 2008

Parke West Peoria, AZ	350 thousand sf development with a theater and restaurants	104.5	Q4 2007

RiverCrossing Macon, GA	Development of a 750 thousand sf center	53.0	Q2 2008

Santana Santana (Sao Paulo), Brazil	327 thousand sf regional shopping center with anchors, mall shop and restaurants	11.9	Q4 2007

The Shops at Fallen Timbers Maumee (Toledo), OH	1.0 million sf open air lifestyle center featuring Dillard’s, one additional department store and a cinema	140.5	Q4 2007

The Shoppes at Palazzo * Las Vegas, NV	Expansion of Venetian	600.0	Q1 2008

Vista Commons Las Vegas, NV	99 thousand sf neighborhood shopping center in Summerlin	19.3	Q3 2007

*	GGP is not responsible for the construction costs and will purchase the property upon opening. The purchase price is based on a formula described in our SEC filings on Forms 10-K and 10-Q. The $600 million is the current estimate of initial purchase at closing.
New Projects in Pre-Development

			Possible
Property	Description	Ownership %	Opening
Allentowne Allen, TX	Mixed use development on a 238 acre site	100%	Q2 2010

Bridges at Mint Hill Charlotte, NC	Development anchored by Belks and two other department stores	100%	Q2 2009

Circle T Westlake, TX	Development of a 1.3 million sf center	50%	Q2 2009

Circle T Power Center Westlake, TX	Develop a lifestyle center on a 150 acre site west of Circle T	50%	Q3 2009

Elk Grove Promenade Elk Grove, CA	1.1 million sf open air lifestyle center with retail, entertainment and big box components	100%	Q4 2008

Pinnacle Hills South Rogers, AR	Target, restaurants and hotel development	50%	Q3 2008

Shops at La Cantera San Antonio, TX	Phase ll of the La Cantera project including the addition of Barnes & Noble, REI, five restaurants and a theater	75%	Q3 2008

Summerlin Centre Las Vegas, NV	107 acre development with open air retail, residential, office and a hotel	100%	Q2 2009
Developments In Progress ($ millions at share)

Consolidated	$673.9
Unconsolidated	283.7

Total Developments In Progress at December 31, 2006	$957.6